Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
Lennox International Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-83961, 333-86989, 333-92389, 333-52046, 333-71416, 333-91128 and 333-91130 on Form S-8, Registration Statement No. 333-91136 on Form S-3 and File Nos. 333-81555 and 333-81555 on Form S-4 of Lennox International Inc. of our reports dated March 15, 2005, with respect to the consolidated financial statements and the related financial statement schedule and management's assessment of the effectiveness of internal control over financial reporting, as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports are included herein. Our report on the consolidated financial statements and related financial statement schedule refers to the adoption of Statement of Financial Accounting Standard (SFAS) No. 142, “Goodwill and Other Intangible Assets”.

KPMG LLP

Dallas, Texas
March 15, 2005